EXHIBIT 10.1

                             HEART LABS OF AMERICA
                        INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") by and between Heart Labs of America ("Company") and ECS International, Inc., a Nevada corporation ("Contractor") is entered into this 19th day of April, 1996, at Valley Springs, California.

                                    RECITALS

1. The Company is the parent company of Green World Technologies, Inc., a Nevada corporation (hereinafter referred to as "Subsidiary"). Subsidiary has contracted for the license to the patent rights of Patent No. 5,425,956 issued on June 27, 1995 for a refrigerant system efficiency amplifying apparatus commonly known as "the Talon" ("System") and related services ("Services"). The Company's business is to market and sell the System and Services to Customers worldwide.

2. The Contractor has substantial knowledge and experience in the design, manufacture and marketing of the System.

3. It is the express intent of the parties that the relationship of the Contractor to the Company is and remain throughout the term of this Agreement Independent Contractor and not employee.

                              TERMS AND CONDITIONS

FOR VALUABLE CONSIDERATION GIVEN and the receipt of which is acknowledged, the parties agree as follows:

1.  DEFINITIONS.

    a. CUSTOMER. "Customer" is defined as either (i) a prospective buyer of the System and/or Services, (ii) a ready, willing and able buyer of the System and/or Services, or (iii) a purchaser of the System and/or Services depending on the specific context in the Agreement in which the word is used.

    b. HOME OFFICE. "Home Office" is defined as the principal place of business of the Company or such other place as the Company may designate in writing from time to time.

2. DUTIES OF CONTRACTOR. The Contractor shall provide technical assistance to the Company for a period of one year from the date of execution of this Agreement. It is anticipated that Contractor will be available to provide Company with the services contemplated herein up to 40 hours per month. The Company acknowledges that the compensation to Contractor is earned upon the execution of this Agreement and that any advice provided by Contractor shall not constitute legal, accounting or tax advice.

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3.  NO WARRANTIES, REPRESENTATIONS AND PROMISES. In assisting Customers of the
System and/or Services to Customers, the Contractor shall not make nor give any representations, warranties, or promises of any kind, scope or nature with respect to the System and/or the Services unless otherwise expressly authorized by the Company in writing prior to the Contractor making or giving such representations, warranties, or promises to the Customer.

4. CONTRACTOR'S RESPONSIBILITIES. The Contractor is solely and exclusively responsible, without equity or debt financing, assistance, advice, compensation or reimbursement by the Company under any circumstances or conditions, for the following:

    a. The Contractor's general business, travel, lodging, food and/or entertainment expenses;

    b. The Contractor's place or places of business, equipment, materials, supplies, furniture, furnishings, transportation, employees, or agents;

    c. The Contractor's insurance of any kind, scope or nature;

    d. The Contractor's injury or death;

    e. The Contractor's medical, dental or retirement needs either for himself/herself or family;

    f. The Contractor's licenses and/or permits of any kind, scope or nature as may be required by local ordinances or state or federal laws and regulations;

    g. The Contractor's federal and state income taxes, Social Security and Medicare taxes, unemployment taxes, workman's compensation insurance, local taxes, payment of estimated taxes, withholding, and the filing of required tax forms; and

5. INDEPENDENT CONTRACTOR STATUS. It is expressly understood and acknowledged by the Company and the Contractor that the Contractor is not an employee, partner, affiliate, associate, co-venturer, or in any way connected to the Company other than what is and to the extent set forth herein. The Contractor warrants and represents that it shall in no manner and by no means hold itself out to third parties as an employee, partner, affiliate, associate, or co-venturer with the Company, or represent that it is in any manner or by any means connected to the Company other than what is and to the extent set forth herein. The terms and conditions of this Agreement shall be interpreted to the maximum extent permitted by law as reflecting an Independent Contractor relationship and not an employer-employee relationship.

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6.  COMPENSATION. Upon execution of this Agreement, Contractor shall have a right to receive Fifty Thousand (50,000) shares of Company's common stock. The Contractor will be paid as follows:

    (a) Company will issue Contractor 12,500 shares of common stock upon the execution of this Agreement;

    (b) Company will issue Contractor 12,500 shares of common stock on or before 7/19, 1996;

    (c) Company will issue Contractor 12,500 shares of common stock on or before 10/19, 1996;

    (d) Company will issue Contractor 12,500 shares of common stock on or before 1/19, 1997;

7. NON-CIRCUMVENTION. Neither party to this Agreement shall in any manner or by any means, directly or indirectly, circumvent or cause the circumvention of the terms and conditions of this Agreement.

8. NON-DISCLOSURE. All information, documents, records, customer lists, files, data, studies, plans, analyses, research, drafts, charts, reports, designs, disks, tapes, papers, manuals, software, hardware, and any and all other materials of like-kind or similar nature pertaining to or relating to the System, Services, or to the marketing and sale of same in the possession or knowledge of arising out of or being incidental to the Contractor's performance under this Agreement, whether by inadvertence, mistake, or intent of either or both parties, is and shall remain the property of the Company, and is and shall remain confidential, and Contractor warrants and represents to the Company that it shall not in any manner or by any means, directly or indirectly, disclose or deliver same to third parties without the express, prior, written and informed consent of the Company; and Contractor understands and acknowledges that all use of same by the Contractor shall be by license of the Company revocable at will by the Company. The Company reserves the right and power to condition, limit and restrict such disclosure or delivery as it deems prudent in its sole discretion from time to time. Contractor warrants and represents to the Company that Contractor shall not in any manner or by any means, directly or indirectly, copy, alter or modify the System or the Services or cause or allow such copying, altering or modifying by anyone under any circumstances or under any conditions. This provision is independent and severable and shall expressly survive the termination of this Agreement.

9. CONTRACTOR'S PRIOR AND OTHER IDEAS. Except for Patent No. 5,426,956, Contractor shall own all processes, inventions, patents, copyrights, trademarks, and other intangible rights conceived or developed by Contractor, either alone or with others, during the

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terms of Contractor's employment, whether or not conceived or developed during
Contractor's working hours, which

    (a) result from work performed by Contractor for Company,

    (b) relate to Company's business or Company's actual or demonstrably anticipated research and development, or

    (c) have used Company's equipment, supplies, facilities, or trade secrets.

Contractor shall not be required to disclose to the Company any inventions conceived during the term of this contract.

10. TERMINATION. Company may terminate this Agreement on 30 day's written notice to the Contractor with or without cause; provided however, that the Company shall remain obligated to issue the common stock as described in Paragraph 6 and payment of full contract of this Agreement.

11. APPLICABLE LAW. The terms and conditions of this Agreement shall be interpreted and governed by the laws of the State of California, U.S.A.

12. CHOICE OF FORUM. This Agreement may be enforced in the Superior Court of the State of California for the County of Sacramento or in U.S. District Court, Eastern District of the State of California.

13. HEADINGS. The headings used are for convenience only and shall not be used to interpret or construe any provisions of this Agreement.

14. INTERPRETATION. The terms and conditions of this Agreement shall not be strictly construed against one party or the other but shall be construed in such a manner as is fair, just and reasonable to both parties.

15. AMENDMENTS. This Agreement may not be modified or amended unless by a writing signed by both parties hereto.

16. PARTIES BOUND. Subject to the prohibition against assignment and delegation, this Agreement shall inure to the benefit of and be binding upon the parties' respective successors, assign, heirs, and personal representatives.

17. ASSIGNMENT. This Agreement is personal to the parties hereto. Neither party has the right or the power to assign or delegate any of the duties of this Agreement unless express, prior, written and informed consent is obtained from the other party. Such consent cannot be unreasonably withheld. Notwithstanding the

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foregoing, Contractor may assign, sell, pledge or otherwise transfer the shares of common stock referred to in paragraph 6, or any portion thereof, upon Contractor being the shareholder of record.

18. ATTORNEY'S FEES. In the event this Agreement is the subject of any proceeding to interpret or enforce its terms or conditions, or to remedy a breach thereof, the prevailing party shall be entitled to reasonable attorney's fees and costs.

19. INVALIDITY. In the event that any portion of this Agreement is held invalid by a Court of competent jurisdiction the remaining portions of the Agreement shall continue in full force and effect.

20. GOOD FAITH AND FAIR DEALING. Each party to this Agreement shall satisfy the conditions and perform the terms thereof in good faith and with fair dealing to the other party.

21. COOPERATION, DILIGENCE, AND EFFORT. Each party shall fully cooperate with the other party and exercise due diligence and reasonable efforts in the satisfaction of the conditions and in the performance of the terms of this Agreement.

22. FURTHER ACTS. Each party shall do such and further acts as are reasonably necessary to satisfy the conditions and to perform the terms of this Agreement.

23. COMPLIANCE WITH LAW. Each party in the satisfaction of the conditions and in the performance of the terms of this Agreement shall comply with all applicable local, state and federal law.

24. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other party that it has the full right, power and authority to enter into this Agreement and shall not as the result of the execution or performance of this Agreement be in knowing violation of any private contract, or federal or state law, regulation, ruling, order, or decree. The Company represents it is a corporation in good standing in the State of _______________. The Company has the right, power, legal capacity, and authority to enter into, and perform its respective obligations under this Independent Contractor Agreement, and no approvals or consent of any persons or than as specified herein are necessary in connection with this Agreement. The Execution and delivery of this Agreement by the Company has been duly authorized as appropriate. To the extent required, this Agreement will constitute a meeting of the shareholders and board of directors of the Company, notice being waived, approving all of the terms and conditions set forth herein.

25. HOLD HARMLESS. Each party shall hold the other party harmless from any liability whatsoever arising out of or being incidental to such party's, its employees or agents, negligent or intentional acts, and shall fully indemnify the other party for any and all

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resulting damages, expenses, attorney's fees, and costs incurred by such party whether by way of any proceeding, arbitration, settlement, hearing, trial, or appeal process.

26. NOTICES AND COMMUNICATIONS. All notices and communications made by the parties to each other under or pursuant to this Agreement shall be made to the following address, telephone and FAX number:

    The Company:
                             Heart Labs of America
                         (Attention: Norman Birmingham)
                           2650 N Military Tr Ste 230
                            Telephone # 407-241-7851
                               FAX # 407-241-7862

    The Contractor:

Name: ECS International, Inc.,
Attention: Gary Phillippe
Address: 7263 Larchmont Dr. No. Highlands, Tx 75660
Telephone #: 916-334-9123
Fax #916-334-9131

Each party must immediately notify the other party in writing any time any of the above is changed for any reason.

27. ENTIRE AGREEMENT. This Agreement is the parties' final and complete agreement. All prior and/or contemporaneous agreements, understandings and/or representations between the Contractor and the Company, whether in writing or verbal, have been merged or incorporated herein.

IN WITNESS WHEREOF the parties cause this Agreement to be executed on the day and year first written above.

                                           HEART LABS OF AMERICA

                                           By: /s/ NORMAN H. BIRMINGHAM

                                           Title: President


                                           CONTRACTOR:

                                           ECS International, INC.

                                           By: /s/ GARY PHILLIPPE

                                           Title: President